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                                                                   EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 8, 1993 in the Registration Statement (Form S-8) pertaining to the 1993 Long-Term Incentive Stock Option Plan of Service Corporation International, with respect to the consolidated financial statements and schedule of Service Corporation International included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP


Houston, Texas
January 10, 1996